                                                                     Exhibit 4.1


                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                    SHARES

COMMON STOCK                                                     See reverse for
                                                             certain definitions


                [LOGO] HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                           HARLEYSVILLE, PENNSYLVANIA

$.01 par value common stock -- fully paid and non-assessable

         This certifies that ___________________________________ is the registered holder of _________________ shares of the Common Stock, par value $.01 per share, of Harleysville Savings Financial Corporation, Harleysville, Pennsylvania (the "Corporation"), incorporated under the laws of the Commonwealth of Pennsylvania.

         The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

         This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

                    (SEAL)
--------------------                               -----------------------------
Diane P. Moyer                                     Edward J. Molnar
Secretary                                          President and Chief Executive
                                                   Officer

                      (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -        as tenants in common

TEN ENT           -        as tenants by the entireties

JT TEN            -        as joint tenants with right of survivorship and not
                           as tenants in common

UNIF GIFT MIN ACT -                         Custodian                     under
                    -----------------------           -------------------
(Cust)                        (Minor)
              Uniform Gifts to Minors Act
                                         -------------------
                                           (State)

Additional abbreviations may also be used though not in the above list.

         For value received,________________ hereby sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------

---------------------------------------

unto
    ----------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


    ----------------------------------------------
    ----------------------------------------------
    ----------------------------------------------

________shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint __________as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated______________,____


                                                  -----------------
                                                  Signature

                                                  -----------------
                                                  Signature

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever. The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature medallion program, pursuant to S.E.C. Rule 17Ad-15.


                                      3